UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On July 30, 2008, the Company’s Board of Directors appointed Dr. Lior Yahalomi to be Executive Vice President - Chief Financial Officer effective September 1, 2008.

As indicated in our current report on Form 8-K filed on August 5, 2008, the Compensation Committee of the Company’s Board of Directors considered the salary, bonus arrangement, and other incentives of Dr. Yahalomi and negotiated an employment agreement.

On December 5, 2008, the Compensation Committee of the Company’s Board of Directors recommended and the Board approved the terms of Dr. Yahalomi’s compensation arrangements, including a formal employment agreement.

The principal terms of the employment agreement are as follows:

  Base salary of $362,500 per year.
  Annual performance bonus in an amount up to 50% of base salary. The amount of such bonus shall be based upon the achievement of individual or company performance goals as the Compensation Committee of the Board of Directors and/or the Chief Executive Officer of Vishay shall determine. Dr. Yahalomi’s bonus for 2008 will be pro rated based on the percentage of the year he served as Chief Financial Officer.
  Additional perquisites and other personal benefits as the Compensation Committee determines are reasonable and consistent with our overall compensation program.

Dr. Yahalomi’s employment agreement provides for severance, upon termination without cause, of up to 12 months of base salary, determined based upon a formula in the employment agreement.

The foregoing summary is qualified in its entirety by reference to the employment agreement between Vishay Intertechnology, Inc. and Dr. Lior E. Yahalomi, incorporated herein as Exhibit 10.1 to this Form 8-K/A.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment agreement, between Vishay Intertechnology, Inc. and Dr. Lior E. Yahalomi.

99	Press release dated July 31, 2008. Incorporated by reference to exhibit 99 to our current report on Form 8-K filed August 5, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008

VISHAY INTERTECHNOLOGY, INC.

By: /s/ Gerald Paul

Name: Dr. Gerald Paul
Title: President and Chief Executive Officer